December 20, 2007

Jeffrey A. Graves
834 Paradise Drive
Ambler, PA  19002

Dear Jeff:

            C&D Technologies, Inc., a Delaware corporation (the "Company"), wishes to continue to employ you in an executive capacity and the Company desires to encourage such employment by providing certain protections for you by entering into this Agreement with you, in return for which you agree to be employed by the Company on the terms set forth herein, to refrain from certain competitive activity and to provide the Company with certain assurances upon your departure. In consideration of same, the Company agrees to employ you, and you agree to accept such employment, under the following terms and conditions:

            1. Term of Employment. Your employment under this Agreement shall continue in effect until either party shall give to the other party at least 30 days prior written notice (or such other notice period as may be specifically provided for in this Agreement) of the termination of this Agreement (a "Termination Notice"), or until it is terminated in accordance with Section 8. If a Termination Notice is given by either party the Company shall, without any liability to you, have the right, exercisable at any time after such notice is sent to elect any other person to the office or offices in which you are then serving and to remove you from such office or offices. The period during which you are employed under this Agreement is hereafter referred to as the "Term."

            2.    Compensation and Benefits.

            (a) During the Term, you shall receive a salary for performance of your obligations under this Agreement at an initial rate of $525,000 per year, payable in such manner as is consistent with the Company's payroll practices for executives and subject to increase (but not decrease) by the Board of Directors in its sole discretion. Such salary, as it may be adjusted from time to time, is hereinafter referred to as the "Base Salary."

            (b) During the Term, you shall have the benefit of and be entitled to participate in such employee benefit plans and programs, including life, disability and medical insurance, savings, retirement and other similar plans, as the Company now has or hereafter may establish from time to time, and in which you are entitled to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, and no such action or failure thereof shall affect this Agreement.

            (c) During the Term, you shall be entitled (i) to participate in the Company's Management Incentive Compensation Plan or any successor thereto each year in accordance with criteria and for amounts approved by the Board of Directors, except as may otherwise be delegated to the Compensation Committee or other relevant committee, and (ii) to be granted options to acquire stock of the Company or other equity awards, to the extent (if any) approved by the Compensation Committee or the relevant committee, under the Company's stock option or equity incentive plans in effect from time to time (all such options and equity awards, "Awards"). Without limiting the foregoing, you shall have a minimum targeted bonus for each fiscal year of 55% of your Base Salary (with the actual payment of any bonus being dependent on your or the Company's achievement of targeted objectives except as otherwise set forth in this Agreement). Each of the actual annual bonuses paid to you each year is hereinafter referred to as an "Annual Bonus."

            (d) You shall be entitled to payments and benefits in connection with a Change of Control Termination (as defined in Exhibit A hereto) and to certain additional payments if you are subjected to the federal excise tax on excess parachute payments, as more fully set forth in Exhibit A.

            (e) To the extent that any payment hereunder or under any plan, program or policy is determined to be nonqualified deferred compensation that is noncompliant with Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended (the "Code"), and is therefore subject to additional taxes and penalties, the Company shall provide you with additional payments as more fully set forth in Exhibit A. Any reference to Section 409A shall be deemed to include any applicable guidance that has been provided thereunder.

            (f) You shall be entitled to a minimum of four weeks of vacation each calendar year during the Term. To the extent that Company policy provides additional vacation days, you shall also be entitled to such additional vacation days. Any unused vacation days in any one year shall carry over to the next calendar year.

            (f) During the Term, the Company shall provide you with an automobile allowance of $1,100 per month that you may use for your automobile expenses. You will be taxed on this allowance and such allowance will be subject to applicable tax withholdings.

            (g) The Company will provide you at its expense with an annual physical examination each year during the Term.

            3.    Duties.

            (a) During the Term, you shall serve and the Company shall employ you as the President and Chief Executive Officer of the Company, with such executive duties and responsibilities consistent with such positions and stature as the Board of Directors of the Company may from time to time determine. You shall report to, and act under the general direction of, the Board of Directors of the Company. You shall use your best efforts to carry out the instructions of the Board of Directors of the Company. You shall be nominated, on an annual basis as long as you continue to be employed under this Agreement, for election by the stockholders as a director of the Company and, if elected, you shall serve as a director, without additional compensation. In addition, you shall serve as an officer and/or director of any of the Company's subsidiaries, in all cases in conformity with the organizational documents and the policies of the Board of Directors of each such subsidiary, without additional compensation. You will review and agree to comply with the Company's then-current Code of Business Conduct to the same extent required for other United States-based employees of the Company. You will perform all of your responsibilities in compliance with all applicable laws. You acknowledge that in your capacity as principal executive officer of the Company, you will be expected to execute certain documents on behalf of the Company under the federal securities laws, which may include documents covering periods prior to the date of this Agreement. As of the date of this Agreement, you have no reason to believe that you would not be prepared to execute all documents required for signature by the Company's principal executive officer (e.g., the Company's Annual Report on Form 10-K for the fiscal year ended January 31,
2007), assuming that the Company's principal financial officer and certifying financial and other employees of the Company were also prepared to execute or certify such documents as the case may be.

            (b) During the Term, you shall devote your entire business time and energies during normal business hours to the business and affairs of the Company and its subsidiaries. Nothing in this Section 3 shall be construed as prohibiting you from investing your personal assets in businesses in which your participation is solely that of a passive investor in such form or manner as will not violate Section 5 hereof or require any services on your part in the operation or affairs of those businesses. You may also participate in philanthropic or civic activities as long as they do not materially interfere with your performance of your duties hereunder. Service on any board of directors other than those of the Company and its subsidiaries must be approved, in advance, by the Board of Directors of the Company.

            (c) During the Term, you shall be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees.

            4. Expenses. The Company shall reimburse you for all reasonable expenses incurred by you during the Term in connection with your employment upon presentation of appropriate documentation therefor in accordance with the Company's expense reimbursement practices. In the event during the Term the Company's principal executive offices are relocated to a location that increases your commute to work by more than 35 miles, the Company shall reimburse your moving expenses (including reasonable costs relating to interim living accommodations).

            5.    Restrictive Covenants.

            (a) During the Term, and for the applicable Restricted Period (as defined below) thereafter, you shall not, without the written consent of the Board of Directors, directly or indirectly, become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner or agent of, or as a consultant for, any business anywhere in the world that is competitive with the business in which the Company is engaged or in which the Company has taken affirmative steps to engage (a "Competitive Business") as of the time your employment with the Company ceases; provided, however, that (i) nothing herein shall prevent you from investing in up to 5% of the securities of any company listed on a national securities exchange or quoted on the NASDAQ quotation system, as long as your involvement with any such company is solely that of a stockholder, and (ii) nothing herein is intended to prevent you from being employed by, or otherwise rendering services to, any business other than a Competitive Business following the termination of your employment with the Company. The Restricted Period shall be the two-year period following the date your employment terminates. You acknowledge that the provisions of this Section 5 are reasonable in light of the Company's worldwide business operations and the position in which you will serve at the Company and that the provisions will not prevent you from obtaining employment after the termination of this Agreement.

            (b)   The parties hereto intend that the covenant  contained in this
Section 5 shall be deemed a series of separate covenants for each appropriate jurisdiction. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in this Section 5 on grounds that, taken together, they cover too extensive a geographic area, the parties intend that those covenants (taken in order of the least populous jurisdictions) which, if eliminated, would permit the remaining separate covenants to be enforced in that proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 5.

            6.    Confidentiality, Noninterference and Proprietary Information.

            (a) In the course of your employment by the Company hereunder you will have access to Confidential or Proprietary Data or Information of the Company. You shall not at any time divulge or communicate to any person, nor shall you direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such Confidential or Proprietary Data or Information, except to the extent the same (i) becomes publicly known other than through a breach of this Agreement by you, (ii) was known to you prior to the disclosure thereof by the Company to you from a source that was entitled to disclose it, or
(iii) is subsequently disclosed to you by a third party who shall not have received it under any obligation of confidentiality to the Company. For purposes of this Agreement, the term "Confidential or Proprietary Data or Information" shall mean data or information not generally available to the public, including personnel information, financial information, customer lists, supplier lists, product and tooling specifications, trade secrets, information concerning product composition and formulas, tools and dies, drawings and schematics, manufacturing processes, information regarding operations, systems and services, know-how, computer and any other electronic, processed or collated data, computer programs, and pricing, marketing, sales and advertising data.

            (b) You shall not, during the Term and for the applicable Restricted Period after the termination of your employment with the Company, for your own account or for the account of any other person, (i) solicit or divert to any Competitive Business any individual or entity who is then a customer of the Company or any subsidiary or affiliate of the Company or who was a customer of the Company or any subsidiary or affiliate during the preceding twelve-month period, (ii) employ, retain as a consultant, attempt to employ or retain as a consultant, or solicit or assist any Competitive Business in employing or retaining as a consultant any individual who is then an employee of the Company or any subsidiary or affiliate or who was employed by the Company or any subsidiary or affiliate during the preceding twelve-month period, or (iii) otherwise interfere in any material respect with the Company's relationship with any of its suppliers, customers, employees or consultants; provided, however, that you shall not be prohibited from contacting suppliers or customers after termination of your employment with regard to matters that do not violate your non-competition or confidentiality obligations contained in Sections 5(a) and 6(a) or interfere in any material respect with the Company's relationship with such parties.

            (c) You shall at all times promptly disclose to the Company, in such form and manner as the Company reasonably may require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by you during and in connection with your employment hereunder and which relate to the business of the Company ("Intellectual Property"). All such Intellectual Property shall be the sole property of the Company. You shall execute such instruments and perform such acts as reasonably may be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property. If the Company is unable for any reason to secure your signature on such instruments, you hereby irrevocably appoint the Company and its officers and agents as your agents and attorneys-in-fact to execute such instruments and to do such things with the same legal force and effect as if executed or done by you.

            (d) All written, electronic and other tangible materials, records and documents made by you or coming into your possession during your employment concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of your employment, or upon the request of the Company during your employment, you shall deliver the same to the Company. In addition, upon termination of your employment, or upon request of the Company during your employment, you shall deliver to the Company all other Company property in your possession or under your control, including Confidential or Proprietary Data or Information and all Company credit cards and computer and telephone equipment.

            7. Equitable Relief. With respect to the covenants contained in Sections 5 and 6 of this Agreement, you acknowledge that any remedy at law for any breach of said covenants may be inadequate and that the Company, in addition to its rights at law, shall be entitled to specific performance or any other mode of injunctive or other equitable relief to enforce its rights hereunder.

            8. Termination of Term. The Term shall terminate upon the following terms and conditions:

            (a)   The Term shall automatically terminate upon your death.

            (b)   The  Term  may  be   terminated   by  the  Company  upon  your
Disability. For purposes of this Agreement, "Disability" shall mean your inability, due to reasons of physical or mental health, to discharge properly a substantial portion of your duties hereunder for any 180 days (whether or not consecutive) during any period of 365 consecutive days, as determined in the opinion of a physician reasonably satisfactory to both you and the Company. If the parties do not agree on a mutually satisfactory physician within ten days after written demand by one or the other, a physician shall be selected by the president of the Pennsylvania Medical Association, and the physician shall, within 30 days thereafter, make a determination as to whether Disability exists and certify the same in writing. The services of the physician shall be paid for by the Company. You shall fully cooperate with the examining physician, including submitting yourself to such examinations as may be requested by the physician for the purpose of determining whether you are disabled.

            (c) The Term shall terminate immediately if the Company terminates your employment for Cause. For purposes of this Agreement, "Cause" shall exist upon a finding by the Board of Directors of any of the following: (i) an act or acts of willful material misrepresentation, fraud or dishonesty by you that results in the personal enrichment of you or another person or entity at the expense of the Company; (ii) your admission, confession or conviction of any felony or any other crime or offense involving misuse or misappropriation of money or other property; (iii) any act involving gross moral turpitude by you that adversely and materially affects the Company; (iv) your continued breach of any of your material obligations under this Agreement 30 days after the Company has given you notice thereof in reasonable detail, if such breach has not been cured by you during such period; or (v) your willful misconduct with respect to your duties or gross misfeasance of office.

                  For purposes of this Section 8(c), no act or failure to act, on your part shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Your termination of employment shall not be deemed to be for Cause unless prior to such termination you have received a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the disinterested membership of the Board of Directors at a meeting of such Board of Directors called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity to be heard before such Board of Directors), stating the clause pursuant to which the Board of Directors has effected your termination. If you appeal this decision to arbitrators pursuant to Section 23, the arbitrators shall be required to make a de novo review of the circumstances of your termination and independently determine whether facts exist to support such termination.

            (d) The Term shall terminate if your employment is terminated in a Change of Control Termination (as defined in Exhibit A).

            (e)   The Term shall  terminate  upon the  expiration  of the thirty
(30) day period after delivery of a Termination Notice if your employment is terminated by the Company without Cause or voluntarily by you (a termination by you not due to Breach or a termination by you without Good Reason).

            9. Compensation Upon Termination of Employment. Separation pay shall be paid in accordance with the schedule set forth below upon a termination of employment that constitutes a "separation from service" as defined under
Section 409A ("Separation from Service"). If a termination of employment does not constitute a Separation from Service, separation pay shall be paid at such later time that a Separation from Service occurs. For purposes of this Agreement, the default definition of Separation from Service under the Final Regulations promulgated under Section 409A shall be employed.

        (a) For Any Reason. Upon termination of employment: (i) you or your estate, as applicable, shall be paid within fifteen business days after your date of termination (A) your accrued and unpaid Base Salary through the date of termination, (B) any then-vested and unpaid Annual Bonus or other incentive compensation that you may have earned pursuant to the terms of any applicable incentive compensation or bonus plan of the Company with respect to any fiscal year or other performance period completed prior to your date of termination, and (C) any then-unused accrued vacation pay; (ii) you, your beneficiaries and/or your estate, as applicable, shall be entitled to any payments and benefits under the benefits and incentive plans and perquisite programs of the Company, in accordance with the respective terms of those plans and perquisite programs (including without limitation, any conversion option available to you under the Company's life insurance plan(s)); and (iii) you or your estate, as applicable, shall be reimbursed for your business expenses incurred prior to termination in accordance with Section 4 above.

        (b) Change of Control Termination. Upon the termination of employment by reason of a Change of Control Termination, you shall receive the payments and benefits set forth in Exhibit A.

        (c) Termination   without  Cause  or  Breach   Termination.   Upon   the
termination of employment that is not by reason of a Change of Control Termination, but results from either (1) a termination by the Company without Cause (excluding a termination due to death or Disability), or (2) a termination by you which is a Breach Termination (as defined below), you shall also receive the following payments; provided, however, that any payment made under this
Section 9(c) shall be reduced by any amount paid or payable to you with respect to the same type of payment under any other plan maintained by the Company to avoid duplication of payments:

                  (i) The Company shall pay you an amount equal to two times your Base Salary at the rate in effect on the date of termination plus $10,000. Payment of such amount will commence in the form of normal payroll installments through the period ending as of the end of the second month following the later of (A) the calendar year in which your termination of employment occurs or (B) the taxable year of the Company in which your termination of employment occurs. The balance of such payments shall be made in a single lump sum payable within the fifteen day period immediately following the end of the month in which installment payments are to cease.

                  (ii) The Company shall pay you an amount equal to twice your Targeted Bonus Amount (as defined below). This bonus shall be paid when bonuses are paid to other senior executives of the Company for the year in which your termination of employment occurs but, notwithstanding the foregoing, it shall be paid no later than the 15th day of the third month following the earlier of (A) the calendar year in which your termination of employment occurs or (B) the taxable year of the Company in which your termination of employment occurs.

                  (iii) The Company  shall, until the earlier of 18 months after the date of termination and such time that the Executive obtains alternative coverage, pay or reimburse the Executive for the Company's and the Executive's portion of the cost to provide the Executive and the Executive's eligible beneficiaries (if applicable) health and medical coverage under the Company's health and medical plans provided that the Executive timely elects COBRA coverage upon termination of employment. In addition, for two years after the date of termination, the Company shall provide the Executive with life insurance coverage under the Company's life insurance policy. Notwithstanding the foregoing, to the extent the Company's plans do not permit the continued participation by the Executive and/or the Executive's eligible beneficiaries or such participation would have an adverse tax impact on such plans or on the other participants in such plans or the continued participation is otherwise prohibited by applicable law, or if such continuance would constitute nonqualified deferred compensation that does not comply with Section 409A, the Company may instead provide materially equivalent benefits to the Executive and/or the Executive's eligible beneficiaries outside such plans. For purposes of this Agreement, "materially equivalent benefits" means the aggregate premiums that the Company would have paid to maintain the Executive's coverage under the health, medical and life insurance plans. The Executive agrees to complete such forms and take such physical examinations as may be reasonably requested by the Company in connection with life insurance coverage.

            As used in this Section 9(c), your "Targeted Bonus Amount" shall mean (x) the higher of 55% and the percentage of your targeted bonus in effect before the date of termination for purposes of determining your Annual Bonus for the year in which your termination occurs, times (y) the amount of your Base Salary as in effect for the year in which your termination occurs. Also, as used in this Section 9(c), a "Breach Termination" means a termination of your employment by you by written Termination Notice given to the Company within 90 days after the occurrence of any action or inaction that constitutes a material breach by the Company of the Agreement. A Termination Notice for a Breach Termination shall indicate the specific action or inaction that constitutes the material breach, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the Breach Termination, and shall provide the Company a minimum of 30 days in which to remedy such facts or circumstances. Your failure to set forth in such Termination Notice any facts or circumstances which contribute to the showing of Breach Termination shall not constitute your waiver of any right hereunder or preclude you from asserting such fact or circumstance in enforcing your rights hereunder. The Termination Notice for a Breach Termination shall provide for a date of termination not less than 30 nor more than 60 days after the date such Termination Notice is given.

            Notwithstanding the foregoing, should a termination of employment by the Company without Cause or a Breach Termination occur within six months prior to, or within two years after, a Change of Control, your termination shall be considered a Change of Control Termination and you shall vest in the payments and benefits set forth in Exhibit A. Any such payments or benefits shall be offset by any payments or benefits that you may have been already paid or received due to the occurrence of the termination of employment prior to the Change of Control, and shall be paid in accordance with Exhibit A.

            (d) The payment by the Company of any compensation or the provision of benefits, if any, pursuant to Section 9(c) and Exhibit A shall be conditioned on your execution, without revocation, of a Release (a "Release") in a form provided by and acceptable to the Company. Such Release shall be substantially in the form of Exhibit B hereto but may be modified by the Company in its sole discretion as it deems appropriate to reflect changes in law or circumstances arising after the date of this Agreement; provided, however, that no such modification shall reduce your rights or increase your obligations to the Company over those contemplated in this Agreement, including the Exhibits hereto. No Release shall be required for any benefits to which you are entitled under the terms of any plan.

            10. Indemnification. At all times, prior to, on or after a Change of Control, the Company shall indemnify you for your acts as an officer and director to the fullest extent permitted by law. Further, the Company shall provide you with advance attorneys fees and expenses to you as they are incurred subject to presentation of invoices.

            11. Representations. You hereby represent and warrant that you are not subject to any employment agreement, non-competition or confidentiality agreement or other commitment that either would be violated by your entering into or performing your obligations under this Agreement or that would restrict in any manner or interfere with the performance of your obligations under this Agreement. You hereby further represent and warrant that you have not revealed to the Company or any employee of the Company any confidential information of any former employer, and you agree that you will not do so in the future.

            12. Entire Agreement; Modification; Construction. This Agreement, together with the Exhibits hereto, all employee benefit plans in which you participate, and any outstanding awards, including, without limitation, equity awards, constitute the full and complete understanding of the parties, and supersede all prior agreements and understandings, oral or written, between the parties, including, but not limited to the offer letter dated June 15, 2005, the Employment Agreement dated June 21, 2005, and Amendment No. 1 to the Employment Agreement dated February 1, 2006, with respect to the subject matter hereof. Exhibit A and Exhibit B are hereby incorporated by reference and made a part of this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, that are not set forth or referred to herein. This Agreement may not be modified or amended except by an instrument in writing signed by the parties.

            13. Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

            15. Notices. All notices hereunder shall be in writing and shall be sent by messenger or by certified or registered mail, postage prepaid, return receipt requested, if to you, to your residence set forth above, and if to the Company, to the Vice President-Human Resources, at the Company's address set forth above, or to such other address as either party to this Agreement shall specify to the other.

            16. Assignability; Binding Effect. This Agreement shall not be assignable by either party, except that it may be assigned by the Company to an acquirer of all or substantially all of the assets of the Company or other successor to the Company, subject to your rights arising from a Change of Control as provided in Exhibit A and your other rights hereunder. This Agreement shall be binding upon and inure to the benefit of you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit and detriment of the Company, its successors and assigns. Prior to a Change of Control, any successor to the Company shall be required to acknowledge in writing its obligations hereunder as successor to the Company to the extent that the Company has not fulfilled its obligations prior to the Change of Control or any amounts or benefits are still due to you after the Change of Control.

            17. No Mitigation Required. No Offset. Following any termination of your employment hereunder, you shall have no obligation to seek other employment but shall not be prohibited from doing so, and no compensation paid to you as the result of any other employment shall reduce any payment or benefit required to be provided by the Company hereunder. Not in limitation of any other rights which the Company may have, including without limitation, injunctive or other equitable relief, in the event of a violation by you of any of the covenants set forth in Section 5, Section 6 or Section 19 hereof, the Company may cease paying any compensation and benefits, if any, to you under Section 9 hereof and may seek recovery of any such amount paid to you during any period in which you were in violation of the provisions of Section 5, Section 6 or Section
19. The cessation and/or recovery of any of the payments described in Section 9(c) in connection with any such violation shall not be deemed to be evidence that monetary damages are sufficient to cure any damage to the Company for any such violation.

            18. Governing Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts or choice of law provisions thereof.

            19. Nondisparagement. You agree not to publicly or privately disparage the Company, its personnel, products or services either during your employment by the Company or during the Restricted Period.

            20. Survival. All of the provisions of this Agreement that by their terms are to be performed or that otherwise are to endure after the termination of this Agreement and/or the termination of your employment, including, without limitation, Sections 5, 6, 7, 10, 17 and 19, shall survive the termination of your employment and shall continue in effect for the respective periods therein provided or contemplated.

            21. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            23. Dispute Resolution. In the event of any claim or controversy arising out of or relating to this Agreement or the performance, construction, interpretation, enforcement or breach hereof (excluding injunctive and other equitable relief regarding a dispute over the covenants contained in Sections 5, 6, and 19 hereof) (a "dispute"), the parties shall settle disputes in accordance with this Section 23.

            (a) Notice and Selection of Arbitrators. The parties shall first attempt to settle any disputes amicably between themselves. Should they fail to do so, either party may, upon written demand from the claiming party of the specific nature of any purported claims and the amount of damages attributable to each such claim, served upon the other, submit such dispute to binding arbitration. The arbitration panel shall consist of three arbitrators, shall take place in Philadelphia, Pennsylvania and shall proceed in accordance with the employment dispute resolution rules of the American Arbitration Association ("AAA").

            Within 15 days after the commencement of arbitrations, each party shall select one arbitrator from a list of arbitrators provided by the AAA. A third neutral arbitrator shall be designated by the arbitrators selected by the parties within 15 days of their appointment. In the event that any arbitrator is not appointed within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

            (b)   Hearings.   After  the  arbitrators  have  been  appointed  as
provided above, the arbitrators shall hold such meetings as a party may reasonably request and at such meetings hear and consider any evidence that a party desires to present. Within 60 days after the appointment of the third arbitrator, the arbitrators shall make their determination.

            (c) Determinations. The determination of a majority of the arbitrators shall be final and binding on the parties, regardless of whether one of the parties fails or refuses to participate in the arbitration. The arbitrators shall have the power and authority to grant any remedy or relief they deem just and equitable, including injunctive relief, specific performance (excluding, however, equitable relief regarding a dispute over the covenants contained in Sections 5, 6 and 19 hereof), and reasonable costs and expenses of such arbitration and attorneys' fees. Absent any specific order of -- the arbitrators, the costs and expenses of the arbitration shall be paid equally by the parties. The arbitration award, decree or order shall be in writing and shall be accompanied by a reasoned opinion. The award may be entered in any court of competent jurisdiction, and any judgment, decree or order entered in any such court and any related orders may be enforced as any other judgment, decree or order of such court. The arbitration proceedings and all materials, submissions and documents relating thereto shall be confidential, and except as may be required by law neither a party nor an arbitrator may disclose the existence, contents or results of any arbitration hereunder without the consent of all parties hereto. All disputes shall be resolved in accordance with the laws of the Commonwealth of Pennsylvania.

            (d) Qualifications of Arbitrators. Any arbitrator chosen by or through the AAA shall be chosen from a class of disinterested experts qualified by education, training and/or experience to resolve the particular issue(s) in a dispute in an informed and efficient manner.

            (e) Preservation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before, during or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: obtaining provisional or ancillary remedies, including injunctive and other equitable relief with regard to disputes over the covenants contained in Sections 5, 6 and 19 hereof.

            If you are in agreement with the foregoing, please sign the duplicate original in the space provided below and return it to the Company.

                                      C&D TECHNOLOGIES, INC.

                                      By: /s/ William Harral, III
                                         ------------------------
                                             William Harral, III
                                      Title: Chairman of the Board of Directors

Agreed as of the date
above written:
/s/ Jeffrey A. Graves
--------------------------------------
Jeffrey A. Graves
President & Chief Executive Officer

                                    EXHIBIT A
                    TO EMPLOYMENT AGREEMENT (THE "AGREEMENT")
                       OF JEFFREY A. GRAVES ("EXECUTIVE")

(Capitalized terms used herein and not otherwise defined have the meanings given to them in the Agreement.)

      I. Change of Control Termination. A "Change of Control Termination" means the occurrence of any of the following within six months before or within 24 months after a Change of Control (as defined below): (a) the Executive's employment with the Company is terminated by the Executive pursuant to (1) a Breach Termination, if the termination occurs within six months prior to a Change of Control, or (2) a Termination for Good Reason (as defined below), if the termination occurs after a Change of Control; or (b) the Executive's employment with the Company is terminated by the Company for any reason other than death, Disability or for Cause.

      II.   Certain Other Definitions.

                  (a) Change of Control. For purposes of the Agreement, a "Change of Control" shall mean the first to occur of:

                       1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section II(a)1, the following acquisitions shall not constitute a Change of Control:
                       (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any majority-owned subsidiary of the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with Subsections (A), (B) and (C) of Section II(a)3 below. Separation payments that constitute nonqualified deferred compensation set forth in this Exhibit A shall be paid upon a Change in Control Termination that constitutes a Separation from Service. For purposes of this Exhibit A, the default definition of "Separation from Service" under the Final Regulations promulgated under Section 409A shall be employed.

                       2. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease, for any reason, to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

                       3. Consummation of a reorganization, merger, statutory share exchange, recapitalization or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

                       4. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (b) Termination for Good Reason. For purposes of this Exhibit A, a "Termination for Good Reason" means a termination of the Executive's employment by the Executive by written Termination Notice given to the Company within 90 days after the occurrence of the Good Reason event. A Termination Notice for a Termination for Good Reason shall indicate the specific provision in Section II(c) relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination for Good Reason, and shall provide the Company a minimum of 30 days in which to remedy such facts or circumstances. The failure by the Executive to set forth in such Termination Notice any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder. The Termination Notice for a Termination for Good Reason shall provide for a date of termination not less than 30 nor more than 60 days after the date such Termination Notice is given.

                  (c) Good Reason. For purposes of this Exhibit A, "Good Reason"
            shall mean the occurrence, without the Executive's express written consent, of any of the following circumstances, unless such circumstances are fully corrected prior to the date of termination specified in the Termination Notice for a Termination for Good
            Reason as contemplated in Section II(b) above: (i) a material diminution in the Executive's authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including, if applicable. a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the board of directors; (iii) a material diminution in the budget over which the Executive retains authority;
            (iv) a material relocation of the Company's principal executive offices (or such other office to which the Executive is required to report); (v) a material diminution in the Executive's Base Salary or
            (vi) any other action or inaction that constitutes a material breach by the Company of the Agreement.

      III.  Payments and Benefits.

            Separation pay upon a Change of Control Termination shall be paid in accordance with this Section III provided that such termination constitutes a "separation from service" as defined under Section 409A ("Separation from Service"). If a Change in Control Termination does not constitute a Separation from Service, separation pay shall be paid at such later time that a Separation from Service occurs.

            Upon a Separation from Service occurring upon or after a Change of Control Termination, the Executive shall be entitled to receive, subject to the execution of the Release, the payments and benefits set forth below in this Section III in consideration of the Executive's agreements under the Agreement, including but not limited to the Executive's agreement not to compete with the Company for a period of two years after a Change of Control Termination pursuant to Section 5(a) of the Agreement; provided, however, that any payment made or benefit provided under this Section III shall be reduced by any amount paid or payable to the Executive and/or the Executive's family with respect to the same type of payment or benefit under any other plan maintained by the Company to avoid duplication of payments or benefits, including without limitation, any amounts that were paid upon termination of employment prior to the Change of Control:

                  (a) The Company shall pay to the Executive within fifteen days following the Change of Control Termination, a lump sum amount equal to (i) three times the sum of (x) the Base Salary as in effect immediately before the date of termination (disregarding any reduction thereof in violation of Section 2(a) of the Agreement) and
            (y) the Annual

            Bonus Amount, plus (ii) $10,000. The "Annual Bonus Amount" shall mean the greater of (i) the average of the Annual Bonuses paid to the Executive with respect to each of the three most recently completed fiscal years of the Company before the date of termination for which a bonus has been paid or (ii) the Executive's Targeted Bonus Amount. The Executive's "Targeted Bonus Amount" shall mean (x) the higher of 55% and the percentage of the Executive's targeted bonus in effect before the date of termination for purposes of determining the Executive's Annual Bonus for the year in which the termination occurs, times (y) the amount of the Executive's Base Salary as in effect for the year in which the Executive's termination occurs (disregarding any reduction thereof in violation of Section 2(a) of the Agreement).

                  (b) The Company  shall,  until the earlier of 18 months  after the date of the Change of Control Termination and such time that the Executive obtains alternative coverage, pay or reimburse the Executive for the Company's and the Executive's portion of the cost to provide the Executive and the Executive's eligible beneficiaries (if applicable) health and medical coverage under the Company's health and medical plans provided that the Executive timely elects COBRA coverage upon termination of employment. In addition, for two years after the date of the Change of Control, the Company shall provide the Executive with life insurance coverage under the Company's life insurance policy. Notwithstanding the foregoing, to the extent the Company's plans do not permit the continued participation by the Executive and/or the Executive's eligible beneficiaries or such participation would have an adverse tax impact on such plans or on the other participants in such plans or the continued participation is otherwise prohibited by applicable law, or if such continuance would constitute nonqualified deferred compensation that does not comply with Section 409A, the Company may instead provide materially equivalent benefits to the Executive and/or the Executive's eligible beneficiaries outside such plans. For purposes of this Agreement, "materially equivalent benefits" means the aggregate premiums that the Company would have paid to maintain the Executive's coverage under the health, medical and life insurance plans. The Executive agrees to complete such forms and take such physical examinations as may be reasonably requested by the Company in connection with life insurance coverage.

                  (c) All outstanding  Options and restricted  stock awards that have been granted to the Executive by the Company at any time but have not yet expired or vested and upon which vesting depends solely upon the Executive's remaining employed by the Company for a specified period of time, shall immediately vest or become nonforfeitable, as the case may be, and the Company shall, in the case of Options that are not exercised or cashed out, extend the period during which such Options may be exercised to the greatest extent permitted by the applicable plan, Section 409A or other applicable law. The Company agrees to take all steps necessary to implement the foregoing sentence.

                  (d) The Company,  at its expense,  shall provide the Executive with outplacement services at a level appropriate for the most senior level of executive employees through an outplacement firm of the Executive's choice for a period of up to one year after the date of the Change of Control Termination.

      IV.   Certain Additional Payments.

                  (a) Anything in the Agreement and this Exhibit A to the contrary notwithstanding, in the event it shall be determined that any Payment or any other amounts or benefits delivered to the Executive under the Agreement or any other agreement, plan, policy or program, including, without limitation, equity awards, would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment and after the payment of all additional taxes and interest imposed under Code Section 409A(a)(1)(B) on the Gross-Up Payment and any separation payment made to the Executive hereunder, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section IV(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section III(a) of this Exhibit A and shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amount payable under the Agreement shall be reduced pursuant to this Section IV(a). The company's obligations under this Section IV shall not be conditioned upon the Executive's termination of employment and they shall survive the termination of the Executive's employment. In furtherance of the foregoing, the provisions of this IV(a) shall supersede any provision of any equity award or agreement that limits payment of such award or agreement due to Section 280G or 4999 of the Code, and the Company shall take any necessary action to amend such every such award or agreement to comply with this provision.

                  (b) Anything in the Agreement and this Exhibit A to the contrary notwithstanding, in the event it shall be determined that any amounts or benefits delivered to the Executive under the Agreement or any other agreement, plan, policy or program shall be deemed to be nonqualified deferred compensation that does not comply with Section 409A ("Noncompliant 409A Payment"), and that is therefore subject to the taxes and penalties under Section 409A (the "409A Taxes"), then the Executive shall be entitled to receive an additional payment (the "409A Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and taxes imposed upon the 409A Gross-Up Payment, the Executive shall retain an amount of the 409A Gross-Up Payment equal to the 409A Taxes imposed upon the Payments.

                  (c) Subject to the provisions of Section IV(d), all determinations required to be made under this Section IV, including whether and when a Gross-Up Payment or 409A Gross-Up Payment is required, the amount of such Gross-Up Payment or 409A Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by any nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or a payment that the Executive reasonably believes to be a Noncompliant 409A Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, or 409A Gross-Up Payment, as determined pursuant to this Section IV, shall be paid by the Company to the Executive within five business days of the receipt of the Accounting Firm's determination, which determination shall be made no later than the end of the second month following the later of (1) the calendar year in which the Executive's employment with the Company terminates and (2) the taxable year of the Company in which the Executive's employment with the Company terminates. Payment of the Gross-Up Payment or the 409A Gross-Up Payment shall be made as soon as practicable after such determination has been made, but in no event shall payment be made later than the end of the Executive's taxable year next following the Executive's taxable year in which the Executive shall have remitted the related taxes.

                  Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Sections 4999 and 409A of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments and 409A Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section IV(c) and the Executive thereafter is required to make a payment of any Excise Tax or 409A Taxes, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (d) The  Executive  shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or the 409A Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than ten business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                        (1)   give  the   Company  any   information  reasonably
                        requested  by the  Company  relating to such claim,

                        (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                        (3) cooperate with the Company in good faith in order to effectively contest such claim, and

                        (4)   permit   the   Company   to   participate   in any
                        proceedings relating to such claim;

                  provided,  however,  that  the  Company  shall  bear  and  pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
            Section IV(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) or 409A Taxes imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment or 409A Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (e) If,  after the  receipt  by the  Executive  of a  Gross-Up
            Payment or 409A Gross-Up Payment or an amount advanced by the Company pursuant to Section IV(d), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall

            (subject to the Company's complying with the requirements of Section IV(c), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section IV(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (f) Notwithstanding any other provision of this Section IV, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment or 409A Gross-Up Payment, and the Executive hereby consents to such withholding.

                  (g) Definitions. The following terms shall have the following meanings for purposes of this Section IV.

                       (i) "Code" shall mean the Internal  Revenue Code of 1986,
            as amended,  or any successor thereto.

                       (ii)  "Excise  Tax" shall mean the excise tax  imposed by
            Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

                       (iii) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

                       (iv) "Payment"  shall mean any payment or distribution in
            the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

                       (v) "Safe Harbor Amount" means 2.99 times the Executive's
            "base amount," within the meaning of Section 280G(b)(3) of the Code.

                       (vi) "Value" of a Payment shall mean the economic present
            value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

                  (h) The Company's  obligations under this Section IV shall not be conditioned upon the Executive's termination of employment, and they shall survive the termination of the Executive's employment and the Term with respect to any Payments or other payments that are determined by the Accounting Firm to be either (i) contingent on a "change of control" (as defined in Section 280G of the Code) of the Company that occurs during the Term, or (ii) nonqualified deferred compensation that does not comply with Section 409A.

                  (i) Any Gross-Up  Payment or 409A  Gross-Up  Payment  shall be made no later than the end of the Executive's taxable year following the taxable year in which the Executive remits the related taxes.

      V. Legal Fees. If, following a Change of Control, the Company fails to perform any of its obligations under this Agreement or the Company or any other person asserts the invalidity of any provision of this Agreement and the Executive incurs any costs in successfully enforcing or defending any of the provisions of this Agreement, including legal fees and expenses and court costs, the Company shall reimburse the Executive for all such costs incurred by him, unless the trier of fact in such dispute determines that the Executive has not been at least partially successful in such enforcement or defense. Any reimbursement under this Section V shall be made no later than the end of calendar year following the calendar year in which such costs are incurred by the Executive.

                                    EXHIBIT B

                                     RELEASE

            This Release is made this _____ day of _______________, ____ by and between C&D Technologies, Inc. ("Employer") and Jeffrey A. Graves ("Employee").

                                    Recitals:

            WHEREAS, the parties are parties to an Employment Agreement (the "Employment Agreement") dated December 20, 2007, pursuant to which Employee was employed by Employer; and

            WHEREAS, Employee's employment and the Term, as defined in the Employment Agreement, have terminated; and

            WHEREAS, the execution and delivery of this Release by Employee is a condition to the Employer's obligations to pay certain compensation and provide certain benefits to Employee under the Employment Agreement;

            NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

            1.    As of ___________________________, ____, Employee's employment with Employer shall terminate, and Employee shall have no further job responsibilities to perform for Employer; provided, however, that Employee shall cooperate with Employer in transitioning Employee's job responsibilities as Employer shall reasonably request, provided that Employee shall be entitled to receive reasonable compensation for any services rendered prior to such date and shall not be obligated to take any action that would interfere with any subsequent employment of Employee or otherwise result in economic hardship to Employee.

            2. Employer shall pay and provide to Employee the amounts and benefits contemplated pursuant to Section 9 [and Exhibit A] of the Employment Agreement, less applicable deductions; provided however, the first payment shall not be due and payable until ten days after the execution by Employee and delivery to Employer of this Release..

            3. For and in consideration of the monies and benefits paid to Employee by Employer, as more fully described in Section 2 above, and for other good and valuable consideration, Employee hereby waives, releases and forever discharges Employer, its assigns, predecessors, successors, and affiliated entities, and its current or former stockholders, officers, directors, administrators, agents, servants and employees, individually and as representatives of the corporate entity (hereinafter collectively referred to as "Releasees"), from any and all claims, suits, debts, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, charges, complaints, damages, sums of money, interest, attorney's fees and costs, or causes of action of any kind or nature whatsoever whether in law or equity, including, but not limited to, all claims arising out of his employment or termination of employment with Employer, such as all claims for wrongful discharge, breach of contract, either express or implied, interference with contract, emotional distress, fraud, misrepresentation, defamation, claims arising under the Civil Rights Acts of 1964 and 1991, as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act (ADEA), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment & Collection Law, the Pennsylvania Minimum Wage Act of 1968, the Pennsylvania Equal Pay Law, and any and all other claims arising under federal, state or local law, rule, regulation, constitution, ordinance or public policy whether known or unknown, arising up to and including the date of execution of this Release; provided, however, that the parties do not release each other from any claim of breach of the terms of this Release. This release of rights does not extend to claims that may arise after the date of this Release, including without limitation, for payments or benefits described in Section 2 of this Release, nor to claims under employee benefit plans that are qualified under Section 401(a) of the Internal Revenue Code, nor to any rights of indemnification by the Company or advancement of expenses to which the Employee is otherwise entitled, nor to any equity awards that are outstanding on the date of termination. Employee agrees that Employee will not initiate any charge or complaint or institute any claim or lawsuit against Releasees or any of them based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Release based upon a claim that is released hereunder.

            4. Employee agrees that the payments made and other consideration received pursuant to this Release are not to be construed as an admission of legal liability by Releasees or any of them and that no person or entity shall utilize this Release or the consideration received pursuant to this Release as evidence of any admission of liability since Releasees expressly deny liability.

            5. Employee affirms that the only consideration for the signing of this Release are the terms stated herein and in the Employment Agreement and that no other promise or agreement of any kind has been made to Employee by any person or entity whatsoever to cause Employee to sign this Release.

            6.    Employee and Employer  affirm that the  Employment   Agreement
and this Release set forth the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained herein. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Release shall be effective unless made in writing and signed by both parties.

            7. Employee acknowledges that Employee has been given a period of at least 21 days within which to consider this Release.

            8. Following the execution of this Release, Employee has a period of seven days from the date of execution to revoke this Release, and this Release shall not become effective or enforceable until the revocation period has expired.

            9. Employee certifies that Employee has returned to Employer all keys, identification cards, credit cards, computer and telephone equipment and other property or information of Employer in Employee's possession, custody, or control including, but not limited to, any information contained in any computer files maintained by Employee during Employee's employment with Employer. Employee certifies that Employee has not kept the originals or copies of any documents, files, or other property of Employer which Employee obtained or received during Employee's employment with Employer.

            10. Employee acknowledges and agrees that the execution of this Release does not supercede any of the provisions of the Employment Agreement which otherwise survive the termination of Employee's employment with the Employer, including without limitation, Section 5, 6, 7 and 19 thereof.

            11.   Employee   acknowledges  that  Employer  advised  Employee  to
consult with an attorney prior to executing this Release.

            12. Employee affirms that Employee has carefully read this Release, that Employee fully understands the meaning and intent of this document, that Employee has signed this Release voluntarily and knowingly, and that Employee intends to be bound by the promises contained in this Release for the aforesaid consideration.

            IN WITNESS WHEREOF, Employee and the authorized representative of Employer have executed this Release on the dates indicated below:

                                          C&D TECHNOLOGIES, INC.

Dated:                                    By:
       --------------------------------       ----------------------------------

                                          Title:
                                                 -------------------------------

Dated:
       --------------------------------   --------------------------------------
                                          Jeffrey A. Graves

                                   ENDORSEMENT

            I, Jeffrey A. Graves, hereby acknowledge that I was given 21 days to consider the foregoing Release and voluntarily chose to sign the Release prior to the expiration of the 21-day period.

            I  declare   under   penalty  of  perjury  under  the  laws  of  the
Commonwealth of Pennsylvania that the foregoing is true and correct.

            EXECUTED   this  ________  day  of  ___________________,  _____,  at
____________________________, Pennsylvania.

                                          -----------------------------------
                                          Jeffrey A. Graves